UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 16, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1100, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 16, 2012, Apartment Investment and Management Company (the “Company”) called for redemption:

•	all of its 6,000,000 outstanding shares of Class T Cumulative Preferred Stock (the “Class T Preferred Stock”) (NYSE: AIVPrT; CUSIP: No. 03748R-83-8);

•	all of its 2,587,500 outstanding shares of Class V Cumulative Preferred Stock (the “Class V Preferred Stock”) (NYSE: AIVPrV; CUSIP: No. 03748R-81-2); and

•	all of its 3,450,000 outstanding shares of Class Y Cumulative Preferred Stock (the “Class Y Preferred Stock”) (NYSE: AIVPrY; CUSIP: No. 03748R-79-6).

These redemptions will be made on June 15, 2012. The Class T Preferred Stock and the Class V Preferred Stock will be redeemed at a price equal to $25.00 per share, plus accumulated and unpaid dividends thereon to the redemption date equal to $0.3445 per share, for a total redemption price of $25.3445. The Class Y Preferred Stock will be redeemed at a price equal to $25.00 per share, plus accumulated and unpaid dividends thereon to the redemption date equal to $0.3380 per share, for a total redemption price of $25.3380.

On May 16, 2012, the Company issued a press release announcing the redemption of the Class T Preferred Stock, the Class V Preferred Stock and the Class Y Preferred Stock. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated May 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INVESTMENT AND
MANAGEMENT COMPANY

Date: May 16, 2012	By:	/s/ Ernest M. Freedman
Name: Ernest M. Freedman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 16, 2012.